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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dart Holding Company Ltd

We consent to the incorporation by reference in the registration statement (No. 333-186228, 333-214402 and 333-187116) on Form S-8 and (No. 333-231879) on Form S-3 of Era Group Inc. of our report dated February 27, 2019, with respect to the consolidated balance sheet of Dart Holding Company Ltd.as of December 31, 2018, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the year then ended and the related notes, not included herein, which report appears in the December 31, 2019 annual report on Form 10-K of Era Group Inc.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

March 5, 2020

Montréal, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.